SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 4, 2010

ELEPHANT TALK COMMUNICATIONS INC.
(Exact name of registrant as specified in Charter)

California	000-30061	95-4557538
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

19103 Centre Rose Boulevard Lutz, FL 33558 United States
(Address of principal executive offices)

+ 1 813 926 8920
(Issuer's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

Item 1.01. Entry into a Material Definitive Agreement

On August 4, 2010, Elephant Talk Communications, Inc. (the “Company”) consummated a closing of its private placement offering (the “Offering”) of units comprised of one share of common stock, no par value (the “Common Stock”) and warrants to purchase shares of Common Stock (the “Warrants”, and together with the Common Stock, the “Units”) to accredited investors.  The Units were offered and sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  The Company sold an aggregate of $1,482,700 principal amount of Units and delivered Warrants to purchase an aggregate of 1,235,587 shares of Common Stock at a purchase price of $1.50 per share. The Company intends to use the net proceeds from the Offering primarily for working capital.

The Warrants entitle the holders to purchase shares of Common Stock reserved for issuance thereunder for a period of five years from the date of issuance and contain certain anti-dilution rights on terms specified in the Warrants.  In the event (i) the trading price the Common Stock exceeds $2.25 for twenty consecutive trading days and (ii) there is an effective registration statement with a current prospectus on file with the Securities and Exchange Commission (the “Commission”), the Company has the option to redeem the Warrants.

The Company is obligated to register the Common Stock underlying the Units and Warrants on a registration statement to be filed in connection with the Offering. In addition the Investors are entitled to unlimited piggy-back registration rights.

The Units have not been registered under the Securities Act, or any state securities laws, and are being offered and sold only in the United States and Europe to “accredited investors” (as defined in Rule 501(a) of the Securities Act) pursuant to an exemption from registration under Section 4(2) of the Securities Act.  Neither the Commission nor any state securities commission or regulatory body has approved or disapproved the securities.  Any representation to the contrary is a criminal offense.

Item 3.02. Unregistered Sales of Equity Securities

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of the financing transaction that included the issuance of the Units.

The Company received net proceeds of $1,312,278 from the Offering, after payment of commissions of approximately $133,433 and expenses of $36,979.  The Company’s unrelated, registered FINRA broker-dealer, acted as selling agent.  The selling agent received: (i) a cash commission of 9% of gross proceeds and (ii) 2% of gross proceeds for non-accountable expenses. In addition, the selling agent is entitled to receive five-year warrants to acquire an aggregate of 222,406 shares of the Company’s common stock at an exercise price of $1.50 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEPHANT TALK COMMUNICATIONS INC.

/s/ Steven van der Velden
Steven van der Velden
Chief Executive Officer

Dated:  August 9, 2010